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EXHIBIT 99.1


ACACIA
RESEARCH
CORPORATION


                                                         CONTACTS:   Rob Stewart
FOR RELEASE                                              Investor Relations
-----------                                              Tel (949) 480-8300
January 31, 2005                                         Fax (949) 480-8301
                                                         Email: rs@acaciares.com


                    ACACIA TECHNOLOGIES COMPLETES ACQUISITION
                        OF RIGHTS TO 27 PATENT PORTFOLIOS

                           ACQUISITION EXPANDS REVENUE
                           ---------------------------
                            GENERATING OPPORTUNITIES
                            ------------------------

         Newport Beach, CA. - (BUSINESS WIRE) January 31, 2005 - Acacia Research Corporation (Nasdaq: ACTG: CBMX) announced today that it has acquired the assets of Global Patent Holdings, LLC, a privately held patent holding company based in Northbrook, Illinois, which owns 11 patent licensing companies including TechSearch, LLC (www.techsearch-llc.com). Acacia had previously announced the signing of a binding letter of intent, subject to Acacia's due diligence which was recently completed. The acquisition gives the Acacia Technologies Group ownership of companies that control 27 patent portfolios, which include 120 U.S. patents and certain foreign counterparts, and cover technologies used in a wide variety of industries.

         Acacia paid $5 million in cash and issued approximately 3.9 million shares of Acacia Research--Acacia Technologies stock, and will pay an additional $2 million in cash over two years.

         "This acquisition significantly expands and diversifies our revenue generating opportunities and accelerates the execution of our business strategy of acquiring, developing and licensing patented technologies. We will continue to acquire additional patent portfolios, as Acacia moves toward its goal of becoming the leading technology licensing company," said Paul Ryan, Chairman & CEO of Acacia.

         The new patents relate to certain aspects of various technologies or products, including:

         o       Broadcast Equipment
         o       Broadcasting and Data Transmission
         o       Cache Coherency
         o       Credit Card Receipt Processing
         o       Data File Synchronization
         o       Datamatrix Bar Codes
         o       Dynamic Manufacturing Models
         o       Encryption and Product Activation
         o       Hand Held Endoscopes
         o       Image Resolution or Enhancement
         o       Interactive Simulation Systems
         o       Interstitial Internet Advertising
         o       Peer to Peer Network Communications
         o       Programs for Resource Scheduling/Displaying Interrelated Tables
         o       Spreadsheet Programs
         o       Video Noise Reduction and Audio/Video Synchronization


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         Acacia is currently licensing its Digital Media Transmission (DMT(R))
technology and has entered into 293 DMT(R) licensing agreements, including 107 cable TV licenses, 181 licenses for online entertainment, movies, news, sports, e-learning and corporate websites and licenses with 5 companies that provide over 90% of video-on-demand TV entertainment to the hotel industry in the United States.


ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies. Acacia controls 29 patent portfolios, which include 126 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries. Acacia's Digital Media Transmission (DMT(R)) technology relates to transmission and receiving systems commonly known as video-on-demand, and audio/video streaming, and is used for distributing digital content via several means including Internet, cable, satellite and wireless systems.

The CombiMatrix group is developing a platform technology to rapidly produce customizable active biochips, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. CombiMatrix's technology has a wide range of applications including DNA synthesis/diagnostics, drug discovery, and immunochemical detection. CombiMatrix's Express Track(sm) drug discovery program is a systems biology approach, using its technology, to target common viral diseases with siRNA compounds.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

INFORMATION ABOUT THE ACACIA TECHNOLOGIES GROUP AND THE COMBIMATRIX GROUP IS AVAILABLE AT www.acaciaresearch.com.
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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.